Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
For More Information Contact: Ron Black, President & CEO 336-644-9944
P.O. Box 2 Oak Ridge, NC 27310

Oak Ridge Financial Services Announces Third Quarter 2011 Results

Oak Ridge, North Carolina, November 29, 2011 – Oak Ridge Financial Services, Inc. (Nasdaq:BKOR), parent company of Bank of Oak Ridge, headquartered in Oak Ridge, North Carolina, reported financial results for the third quarter of 2011.

Quarterly Financial Highlights:

•

Quarterly net income of $75,000, compared to $41,000 in the same period in 2010. Contributing to the increase were increases in net interest income and reductions in noninterest expense and income tax expense. Offsetting the overall increase in net income was an increase in provision for loan losses and a decrease in noninterest income.

•	Quarterly net loss available to common shareholders of $88,000, compared to $118,000 in the same period in 2010.

•	Allowance for loan losses of 1.81% of total loans as of September 30, 2011, compared to 1.71% as of December 31, 2010.

•	Net interest income of $3.5 million, up 3.6% from $3.4 million for the same period in 2010. The Company’s net interest margin increased to 4.28%, up from 4.15% in the same period in 2010.

•	Noninterest income of $836,000, down 16.6% from $1.0 million for the same period in 2010.

•	Noninterest expense of $3.3 million, down 7.2% from noninterest expense of $3.6 million for the same period in 2010.

•	Total loans decreased 2.4% to $250.4 million from December 31, 2010 to September 30, 2011.

•	Noninterest bearing deposits increased 21.1% to $32.4 million from December 31, 2010 to September 30, 2011.

Narrative:

Oak Ridge Financial Services, Inc. announced net income for the three months ended September 30, 2011 of $75,000, compared to net income of $41,000 for the prior year period. After subtracting dividends and accretion on preferred stock, net loss available for common shareholders was $88,000 and $118,000 for the three months ended September 30, 2011 and 2010, respectively. Net loss per diluted share was $0.05 and $0.07 for the three months ended September 30, 2011 and 2010, respectively.

Oak Ridge Financial Services President, Ron Black, in commenting on the results, noted, “Our operating performance continues to be negatively affected by the weak local economy as reflected by the increase in our provision for loan losses from 2010 to 2011. On a positive note, our nonperforming assets declined significantly from June 30, 2011 to September 30, 2011 as a result of resolving two significant loan relationships with total outstanding balances in excess of $4 million. As a result of these efforts, nonperforming assets were up only slightly from December 2010 to September 2011. We continue to devote substantial efforts in servicing and reducing these assets. Additionally, we have been very pleased with our growth in non-interest and interest-bearing consumer and business checking accounts in 2011.”

Mr. Black further commented “Our primary areas of focus for the rest of 2011 will be continuing to service our loan and other real estate owned portfolios while growing net interest income, minimizing the negative impact on noninterest income as a result of recently enacted government regulations, and providing the best service possible to existing and potential clients. We plan to continue to support our local economy by taking deposits, making loans, and providing financial advice to help our clients navigate these difficult times. The community was supportive of our Bank in the first nine months of 2011 and we are very encouraged by the continuing growth we are seeing in both noninterest deposits and interest bearing checking deposits. Lastly, at September 30, 2011 we were well-capitalized with capital available for future profitable growth.”

About Bank of Oak Ridge

Bank of Oak Ridge, headquartered in Oak Ridge, NC, is a community Bank with five banking offices in Oak Ridge, Summerfield and Greensboro. The Bank’s independent financial advisory division, Oak Ridge Wealth Management, operates out of an office in downtown Greensboro. The Bank offers a complete line of banking, investment and insurance services, including savings and checking accounts, mortgage and business loans, extended weekday and Saturday branch banking hours, same-day deposits, cash management services, business and personal internet banking with balance alerts and reminders, internet bill payment, remote check capture for businesses, mobile banking and accounts designed specifically for seniors, small businesses and civic organizations. For more information, contact Bank of Oak Ridge at 336-644-9944, or visit www.bankofoakridge.com.

Forward-looking Information

This form contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the Company’s markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Federal Deposit Insurance Corporation. The Company undertakes no obligation to update any forward-looking statements.

Oak Ridge Financial Services, Inc.

Unaudited Financial Highlights (dollars in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change	2011	2010	Change
Income Statement Data:
Total interest income	$4,281	$4,512	(5.1)%	$13,116	$13,593	(3.5)%
Total interest expense	798	1,149	(30.5)	2,620	3,667	(28.6)

Net interest income	3,483	3,363	3.6	10,496	9,926	5.7
Provision for loan losses	960	761	26.1	2,827	1,898	48.9
Noninterest income	836	1,002	(16.6)	2,794	3,213	(13.0)
Noninterest expense	3,302	3,559	(7.2)	10,087	10,201	(1.1)
Provision for income taxes	(18)	4	(550.0)	30	346	(91.3)

Net income	$75	$41	82.9	$346	$694	(50.1)

Preferred stock dividends	96	97	(1.0)	290	289	0.3
Accretion of discount	67	62	8.1	200	179	11.7

Income available to common shareholders	$(88)	$(118)	n/a	$(144)	$226	(163.7)

Per share data and shares outstanding:

Basic net income per share (1)	$(0.05)	$(0.07)	(28.6)%	$(0.08)	$0.13	(161.5)%
Diluted net income per share (1)	(0.05)	(0.07)	(28.6)	(0.08)	0.13	(161.5)
Book value at period end	11.61	11.96	(2.9)	11.61	11.96	(2.9)
Weighted average number of common shares outstanding (000’s):
Basic	1,808.4	1,791.5	0.9%	1,797.7	1,791.5	0.3%
Diluted	1,808.4	1,791.5	0.9	1,797.7	1,791.5	0.3
Shares outstanding at period end	1,808.4	1,791.5	0.9	1,808.4	1,791.5	0.9

Balance sheet data	September 30, 2011	December 31, 2010	Change
Total assets	$350,642	$349,008	0.5%
Loans receivable	250,350	256,486	(2.4)
Allowance for loan losses	4,534	4,375	3.6
Other interest-earning assets	80,136	71,853	11.5
Noninterest-bearing deposits	32,421	26,767	21.1
Interest-bearing deposits	279,992	273,508	2.4
Borrowings	8,248	17,248	(52.2)
Shareholders’ equity	28,005	27,873	0.5

	Three months ended September 30,		Nine months ended September 30,
Selected performance ratios:	2011	2010	2011	2010
Return on average assets (2)	0.09%	0.05%	0.13%	0.27%
Return on average stockholders’ equity (2)	(1.66)	(2.19)	(0.92)	1.41
Net interest margin (2)(3)	4.28	4.15	4.22	4.06
Net interest spread (2)(4)	4.08	3.91	4.08	3.89
Noninterest income as a % of total revenue	19.4	23.0	21.0	22.6
Noninterest income as a % of average assets (2)	1.0	1.2	1.1	1.3
Efficiency ratio (5)	76.45	81.53	75.90	77.64
Noninterest expense as a % of average assets (2)	3.8	4.1	3.9	4.0

Asset quality ratios (at period end):	September 30, 2011	December 31, 2010
Nonperforming assets to period-end loans (6)	3.43%	2.92%
Nonperforming assets to period-end assets (6)	2.45	2.14
Allowance for loan losses to period-end loans	1.81	1.71
Allowance for loan losses to total assets	1.29	1.25
Net loan charge-offs to average loans outstanding (2)	1.40	0.67

Oak Ridge Financial Services, Inc.

Unaudited Financial Highlights (dollars in thousands, except share and per share data)

(Unaudited)

Capital ratios (Bank of Oak Ridge):	September 30, 2011	December 31, 2010
Total capital ratio	13.5%	11.8%
Tier 1 capital ratio	12.2	10.5
Leverage capital ratio	9.2	8.0

	Three months ended September 30,			Nine months ended September 30,
Total Revenue	2011	2010	Change	2011	2010	Change
Net interest income	$3,483	$3,363	3.6%	$10,496	$9,926	5.7%

Fees and other revenue:
Service charges on deposit accounts	87	163	(46.6)	382	557	(31.4)
Gain on sale of securities	—	—	n/a	258	386	(33.2)
Mortgage loan origination fees	60	188	(68.1)	168	372	(54.8)
Investment and insurance commissions	284	248	14.5	759	718	5.7
Fee income from accounts receivable financing	185	212	(12.7)	600	638	(6.0)
Debit card interchange income	165	129	27.9	459	355	29.3
Income earned on bank owned life insurance	37	42	(11.9)	109	125	(12.8)
Other service charges and fees	18	20	(10.0)	59	62	(4.8)

Total noninterest income	836	1,002	(16.6)	2,794	3,213	(13.0)

Total revenue	$4,319	$4,365	(1.1)	$13,290	$13,139	1.1

	Three months ended September 30,			Nine months ended September 30,
Noninterest Expense	2011	2010	Change	2011	2010	Change
Salaries	$1,551	$1,493	3.9%	$4,442	$4,211	5.5%
Employee benefits	211	131	61.1	577	445	29.7
Occupancy expense	(25)	350	(107.1)	—	650	(100.0)
Employee Stock Ownership Plan	231	218	6.0	649	678	(4.3)
Equipment expense	225	215	4.7	652	634	2.8
Data and item processing	247	230	7.4	691	724	(4.6)
Professional and advertising	277	211	31.3	830	795	4.4
Stationary and supplies	89	79	12.7	315	208	51.4
Net loss on sale of foreclosed and repossessed assets	3	—	n/a	257	45	471.1
Expenses of foreclosed and repossessed assets	95	16	493.8	137	92	48.9
Telecommunications expense	54	56	(3.6)	164	173	(5.2)
FDIC assessment	7	115	(93.9)	285	384	(25.8)
Accounts receivable financing expense	57	68	(16.2)	188	211	(10.9)
Other-than-temporary impairment loss	—	—	n/a	—	21	(100.0)
Other	280	377	(25.7)	900	930	(3.2)

Total noninterest expense	$3,302	$3,559	(7.2)	$10,087	$10,201	(1.1)

	Three months ended September 30,			Nine months ended September 30,
Average Balances	2011	2010	Change	2011	2010	Change
Total assets	$344,858	$342,260	0.8%	$348,981	$343,522	1.6%
Loans receivable	255,772	257,929	(0.8)	258,416	256,633	0.7
Allowance for loan losses	4,732	4,059	16.6	4,595	4,286	7.2
Other interest-earning assets	71,460	67,442	6.0	72,994	68,854	6.0
Total deposits	303,928	294,736	3.1	303,758	298,373	1.8
Total noninterest bearing deposits	30,589	24,376	25.5	29,301	24,990	17.3
Borrowings	11,183	17,248	(35.2)	15,204	17,259	(11.9)
Shareholders’ equity	28,049	28,101	(0.2)	27,938	28,067	(0.5)

(1)	Computed based on the weighted average number of shares outstanding during each period.
(2)	Ratios for the three- and nine-month periods ended September 30, 2011 and 2010 are presented on an annualized basis.
(3)	Net interest margin is net interest income divided by average interest earning assets.
(4)	Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(5)	Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.
(6)	Nonperforming assets consist of non-accruing loans, restructured loans and foreclosed assets, where applicable.